Exhibit 8.1

LINKLATERS

DE BRAUW BLACKSTONE WESTBROEK P.C.	& ALLIANCE

Advocaten Notarissen Belastingadviseurs

1345 Avenue of the Americas 19th Floor New York NY 10105

Telephone: (212) 424 9140

Facsimile: (212) 424 9100

To	Chicago Bridge & Iron Company N.V.

Polarisavenue 31

2132 JH HOOFDDORP

The Netherlands

H.E.P.J. van Eldonk – tax adviser

Telephone:	31 (0)20 5771632

Facsimile:	31 (0)20 5771530

E-mail:	hepjvaneldonk@dbbw.nl

New York, 31 May 2002

Dear Sirs,

Chicago Bridge & Iron Company N.V.

1	Introduction

I have acted as Dutch legal adviser (belastingadviseur) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam, (the “Company”) in connection with the registration (the “Registration”) by the Company with the United States Securities and Exchange Commission (the “SEC”) of 2,000,000 ordinary shares in the share capital of the Company held by Wedge Engineering B.V. (the “Wedge Shares”), 100,000 ordinary shares in the share capital of the Company held by Mr. William H. White (the “White Shares”) and 1,005,000 ordinary shares in the share capital of the Company held by the Company (the “Company Shares” and together with the Wedge Shares and the White Shares, the “Shares").

2	Dutch law

This opinion is limited to, and is given on the basis that all terms used in it will be construed in accordance with, Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion.

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in the Netherlands. Not admitted in New York.
De Brauw Blackstone Westbroek P.C. is the New York Branch of De Brauw Blackstone Westbroek New York B.V., The Hague, registered with the Trade Register in the Netherlands under no 27172369.

Linklaters & Alliance is a non-partnership association of: Linklaters; De Brauw Blackstone Westbroek; and Gianni, Origoni, Grippo & Partners.

DE BRAUW BLACKSTONE WESTBROEK P.C.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1.	A print of an e-mailed copy of a draft dated May 31 , 2002 of an amended registration statement to Form S-3 relating to the registration, to be filed with the SEC on May 31 , 2002 (excluding the documents incorporated in the registration statement by reference and any annexes to it (the “Amended Registration Statement").

I have further reviewed such other documents as I have deemed necessary to enable me to render this opinion.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1.	All copy documents conform to the originals and all originals are genuine and complete.

4.2.	All documents, where applicable, are or will be executed in the form submitted to and examined by me and referred to herein.

4.3.	Each transaction entered into pursuant to or in connection with the documents is at arm’s length.

5	Opinion

Based on the documents referred to and the assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1.	The statements contained in the Amended Registration Statement under the heading “Dutch Taxation for Non-Resident Shareholders”, in each case they are statements as to Dutch tax law, are correct.

6	Reliance

This opinion is solely for the purpose of the Registration and may be filed with the SEC as an exhibit to the amended registration statement pertaining to the Registration (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended). Otherwise, it is not to be transmitted to anyone nor is it to be relied upon by anyone for any other purpose.

LINKLATERS
&  ALLIANCE

DE BRAUW BLACKSTONE WESTBROEK P.C.

Yours faithfully,

/s/ H.E.J.P. van Eldonk

H.E.P.J. van Eldonk for De Brauw Blackstone Westbroek P.C.

LINKLATERS
&  ALLIANCE

3